Exhibit 99.2

High-quality Wireless Spatial Audio WiSA Technologies, Inc. Proposed Comhear Acquisition and First Quarter 2023 Results May 16, 2023

Forward Looking Statements This presentation of WiSA Technologies, Inc. (NASDAQ: WISA) (the “Company” or “WiSA”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting WiSA’s business including, current macroeconomic uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers, our ability to predict the timing of design wins entering production and the potential future revenue associated with design wins; rate of growth; the ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting customers’ end markets; the ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets; risks and uncertainties impacting the proposed Comhear transaction, such as the inability to enter into definitive agreements with respect to the proposed transaction; the expected performance of the parties thereto, risks related to receipt of necessary regulatory and shareholder approvals, failure to realize the anticipated benefits from the transaction; the ability of the parties to satisfy various conditions to closing the proposed transaction; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as revised or updated for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q, and the preliminary and definitive proxy statement, or other document(s) that WiSA intends to file with the SEC in connection with the proposed Comhear transaction. The information in this presentation is as of the date hereof and the Company undertakes no obligations to update unless required to do so by law. * WiSA Ready TVs, gaming PCs and console systems are "ready" to transmit audio to WiSA Certified speakers when a WiSA USB Transmitter is plugged in and a user interface is activated through an APP or product design like LG TVs. © SoundSend, The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

• WiSA Wireless Technologies • WiSA Interoperability Standards • WiSA Established Customer base • WiSA Certified Platin Audio Products • Plus: Comhear’s Immersive, Directional, Adaptive and Dynamic Audio Technology Building the Immersive Audio Future $2.4 $6.5 $3.4 $3.4 $10.0 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 2020A 2021A 2022A 2023E 2024E Revenue Low Expectation Potential Additional

Bringing Spatial Audio to the Mass Markets

wisa

WiSA's vision is to become the spatial audio standard across the audio marketplace and become natively embedded in OEM SoCs

Enter the marketplace by selling audiophile quality chips to early adopters within high-end audio

Leverage success in high-end market to gain mass market adoption through deployment of low-cost IoT modules

Establish WiSA as the standard for wireless spatial audio; become natively embedded in OEM SoCs

WiSA HT (Home Theater)	**WiSA DS** (Discrete Systems)	**WiSA E** (Embedded Modules)	**WiSA E** (Embedded Software)
▪ 5GHz with DFS support ▪ 8 channels ▪ Fix Ultra low latency (5ms) ▪ Tight speaker sync ▪ 24-bit audio ▪ Up to 96KHz sample rates	▪ Low-cost 2.4GHz IoT transceiver ▪ (4+Sub) audio channels ▪ Fixed transport latency (40ms) ▪ Tight speaker sync ▪ 16-bit audio ▪ 48KHz sample rate ▪ Spatial audio support (audio plus data)	▪ 5GHz IoT transceiver ▪ 6 audio channels (future 8-10) ▪ Fixed transport latency (20ms) ▪ Tight speaker sync ▪ 24-bit audio ▪ up to 192KHz sample rate ▪ Spatial audio support (audio plus data)	▪ 5GHz IoT transceiver ▪ 6 audio channels (future 8-10) ▪ Fixed transport latency (20ms) ▪ Tight speaker sync ▪ 24-bit audio ▪ up to 192KHz sample rate ▪ Spatial audio support (audio plus data)
$$$$	$	$$	

Proprietary Wireless — Wi-Fi Compatible (RTOS, Linux) — Embedded Software

2015 – 2021 **2022** **2023** **2024**

1B Unit TAM

Overview of Business • WiSA E is a compelling technology advancement • Strong interest in Beta testing and sampling • Still on track to release to production in Q3 • WiSA DS is being specified for design and building of SB • First production to start in Q3 • First product in the US market will be Platin Audio’s 5.1.4 soundbar • WiSA Marketing driving immersive audio messaging using Dolby Atmos with WiSA Certified upfiring speakers • Platin's updated Monaco 5.1.2 home theater system adds Dolby Atmos to its WiSA-powered offering to create an affordable yet impressive home cinema experienc

Overview of Business • Consumer electronics industry is still in a slump from overbuilding and weak consumer demand • There will be price erosion and margin compression through the summer in the industry • Operating Expenses decreased ~$750K from Q4 to Q1 • Expect Revenue growth YOY for full year 2023

CHANGING THE WAY THE WORLD EXPERIENCES SOUND ™ Dynamic audio technology capable of delivering steerable, personalized, immersive audio experiences Comhear sells modules as well as licenses its IP to SoC and audio brands Technology | Markets | Company History | Contact

2 Comhear’s Mission Comhear’s mission is to Innovate immersive, directional, adaptive and dynamic audio technology • Comhear partners with world class brands to deliver its suite of patented audio technology • Foundational patents from UCSD and Qualcomm Institute • Comhear continues to expand into new audio applications including AI and IoT enabled adaptive audio solutions

Technology Comhear’s AI-enabled adaptive audio technology is able to capture a user’s environmental room dynamics (number of people, objects, movement) and using its proprietary adaptive filtering and beam steering system, process this data in real-time in order to make adjustments to the audio output.

Comhear Beamforming IP Basics

Target Markets for 2023 - 2025 Consumer Electronics • Smart TV, Soundbar • Home Entertainment • Hearing Health/Optimization • Gaming Kiosks/Casinos/AdTech/Martech Audio AI Delivery Platforms Smart Retail Audio Solutions

MyBeam™Powered SOLUTIONS

Example: Comhear MyBeam™ Powered Entertainment, Gaming, Hearing Health

Example: Comhear MyBeam™ Powered Immersive Audio for Casino Gaming

Example: Comhear MyBeam™ Powered Smart Retail & Edge Consumer Engagement

Key Highlights of WiSA and Comhear combined World-class premium technology ported to low-cost IoT chips to address mass market 2 audio systems with software roadmap to address TAM of over 2 billion units Establishment and management of the Wireless Speaker and Audio Association with 3 interoperability specification, testing, and compliance standard 30+ brands have designed WiSA technologies into their products, with expanded 4 opportunities from Comhear’s products and target markets Strong revenue growth from combined company for modules sales, audio systems sales, 5 and licensing Strong IP position and significant patent coverage for immersive audio, with highly-differentiated multichannel wireless audio technology and existing implementations in premium audio brands 1

WiSA and Platin Audio